Exhibit 99.3

Universal American Financial Corp. News Release

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN EXPANDS
PRIVATE FEE-FOR-SERVICE COVERAGE TO 47 STATES IN 2008

New co-branded plans extend product line and build strategic partnerships with healthcare providers and community pharmacists

Rye Brook, NY — October 4, 2007 — Universal American Financial Corp. (NASDAQ: UHCO) today announced the expansion of its Medicare Advantage Private Fee-for-Service (“PFFS”) coverage to 47 states in 2008, up from 35 states in 2007. By expanding the coverage area for its successful Today’s Options® plans and introducing new co-branded products through strategic relationships with several leading healthcare organizations, the company plans to continue growing the number of members served by its affordable, patient-focused PFFS plans.

Universal American’s flagship PFFS brand, Today’s Options®, is one of the nation’s leading PFFS plans because it offers annual out-of-pocket spending limits, low premiums and deductibles, and a comprehensive approach to keeping patients healthy through annual health assessments, voluntary coaching, and other complementary health and wellness services.  Medicare beneficiaries will have more plan choices than ever this year when Universal American introduces its new Basic and Basic Plus plans with comprehensive benefits and lower monthly premiums than the well-established Value and Premier plans.

“This is an ambitious year for us in terms of product development,” said Richard A. Barasch, Chief Executive Officer of Universal American.  “We’ve added new and even more affordable plans to our standard line-up, and we’ve joined with two outstanding healthcare organizations to launch our first co-brand products.  The co-branding relationships further our commitment to working directly with the providers and pharmacists who care for our members, and they give us an ongoing platform for exploring new ways to improve the total healthcare experience for our members whose needs are first and foremost in everything we do.”

Today’s Options® powered by CCRxSM is a co-branded product developed in conjunction with the creators of Community CCRx, the National Community Pharmacists Association (NCPA) and MemberHealth LLC  Recognized as one of the nation’s most successful Medicare Part D plans, Community CCRx offers a large network of more than 63,000 pharmacies and an innovative service delivery model that enlists community pharmacists in the role of trusted healthcare advisor to members.  Today’s Options powered by CCRx brings together the Today’s Options® and Community CCRx brands into one new and convenient PFFS product — with one monthly premium, one member ID card, and one customer service team.  The new product also presents an opportunity for many of Universal American’s trained and fully-licensed agents and brokers to reach potential new customers through retail pharmacy as they conduct education and enrollment sessions in stores across the country this fall.

MemberHealth, the original sponsor of Community CCRx, became a subsidiary of Universal American on September 21, 2007.  The company will also provide Pharmacy Benefit Management (PBM) services for all Universal American PFFS plans in 2008.

A second co-branded PFFS plan, Avera AdvantageTM, will be offered in select counties in South Dakota and Nebraska.  “We are pleased to be working with Universal American to expand Medicare Advantage coverage choices for the Medicare beneficiaries in our service area,” said Rob Bates, Avera senior vice president. Through a strategic relationship with Avera Health Plans, members will have access to Avera’s highly regarded facilities and physicians, as well as comprehensive medical and pharmacy benefits. Members will also have the opportunity to save money by utilizing an Avera network hospital for inpatient hospital stays. This pilot network model is a unique approach designed to deliver enhanced services to Medicare beneficiaries in rural areas.

Universal American’s PFFS plans are underwritten by three of its insurance subsidiaries:  American Progressive Life and Health Insurance Company of New York (“American Progressive”), Pyramid Life Insurance Company (“Pyramid”) and Marquette National Life Insurance Company (“Marquette”).

Medicare beneficiaries may obtain more information about Universal American’s Today’s Options products by calling 1-800-996-8867 (TTY users call 1-800-777-9083) between 8AM - 11PM, EST, 7 days a week, or by visiting http://www.todaysoptions.com.

About Universal American Financial Corp.

Through its family of companies, Universal American offers a broad array of health insurance and managed care products and services, primarily to the growing senior population.  Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index.  For more information on Universal American, please visit our website at www.universalamerican.com.

About MemberHealth LLC.

MemberHealth, LLC, part of the Universal American family of companies, is a leading national Prescription Benefits Manager (PBM) for government and commercial health plans. The company administers coverage in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands and offers its clients’ members access to more than 63,000 network pharmacies nationwide. MemberHealth established its reputation as a visionary PBM for insured and self-insured groups and discount prescription programs across the country by focusing on strengthening the relationships between patients, their pharmacists and physicians. By enhancing these valuable relationships, MemberHealth can ensure that people take medicines with confidence and save money. For more information about MemberHealth, please visit www.mhrx.com or for information about Community CCRx visit www.CommunityCCRx.com.

About Avera and Avera Health Plans, Inc.

Avera, the health ministry of the Benedictine and Presentation Sisters, is the region’s largest health care system providing excellent care at 230 locations and 84 communities. Avera is a nationally recognized industry quality leader.

Avera Health Plans, Inc. is a wholly owned subsidiary of Avera Health and has obtained a Certificate of Authority to operate as a health maintenance organization (HMO) in the states of South Dakota, Iowa and Nebraska. Avera Health Plans offers AveraSELECT Medicare Supplement insurance programs for Medicare enrollees. The AveraSELECT program was first offered in approved counties in eastern South Dakota in December 1998. The program now provides Medicare supplemental coverage to more than 8,500 policyholders in eastern South Dakota and northwestern Iowa through a dedicated staff of Medicare supplement specialists with offices in Sioux Falls, Aberdeen and Mitchell. For more information: www.AveraHealthPlans.com.

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Certain matters discussed in this news release and oral statements made from time to time by representatives of Universal American (including, but not limited to, statements regarding our expectations of Universal American’s operating plans and strategies generally; statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; our ability to institute future rate increases; expectations regarding our Part D program, including our estimates of membership, costs and revenues; future operating results and references to the estimate of the accretion from recent acquisitions) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609